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                                                                    EXHIBIT J(1)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "The Trust's Financial Statements and Investment Performance Information" in the Statement of Additional Information in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 33-2081) of John Hancock Variable Series Trust I.

We also consent to the incorporation by reference of our report dated February 13, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Series Trust I for the year ended December 31, 2000.

                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Boston Massachusetts
April 25, 2001